UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

NATUS MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

On April 21, 2014, Natus Medical Incorporated filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with its 2014 Annual Meeting of Stockholders. This amendment (the “Amended Proxy Statement”) is being filed solely to correct errors on page 40 of the Proxy Statement with respect to Mr. Hawkins’ cash severance payment upon a change in control in the “Potential Payments Upon Termination or Change in Control” table in the columns labeled “Cash Severance Payment” and “Total Termination Benefits.” The Proxy Statement shall be deemed to be amended to reflect the below information. No other changes to the Proxy Statement have been made hereby and all other items of the Proxy Statement are incorporated herein by reference thereto without changes.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the employment agreements between the Company and the named executive officers, upon termination of employment for cause, death or disability, the executive will only be eligible for severance benefits, if any, in accordance with the Company’s established policies for all employees as then in effect. The table that follows reflects the amount of compensation due to our named executive officers if their employment is terminated for other than cause, death or disability, or their employment is terminated or the executive terminates his employment for good cause, following a change in control, as more fully described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above. The amounts shown below assume that such termination or change in control event was effective as of December 31, 2013.

Name	Cash Severance Payment	Continuation of Medical and Welfare Benefits	Acceleration of Equity Awards [1]	Total Termination Benefits

Mr. Hawkins	$1,000,000	$9,030	$6,884,250	$7,893,280

Mr. Kennedy	350,000	6,620	2,198,836	2,255,456

Mr. Noll	265,000	4,180	1,577,203	1,713,883

Dr. Chung	257,000	9,930	1,526,263	1,793,193

Mr. Traverso	257,000	9,930	1,631,848	1,963,778

(1)	Under the employment agreements between the Company and the named executive officers, upon a covered termination, any unvested stock options, restricted stock, or other equity awards would immediately vest and options would be exercisable for up to 30 days following termination. Such unvested awards would also vest if an acquiring company does not assume them following a change in control transaction. The amounts in this column represent the intrinsic value of these awards based on the closing price of our stock on December 30, 2013 of $22.50.

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